Exhibit 10.4

For Nonemployee Directors

MAX CAPITAL GROUP LTD.

2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of the      day of                     , 2       (the “Grant Date”), by and between Max Capital Group Ltd. (the “Company”) and _______________ (the “Grantee”).

RECITALS:

WHEREAS, the Company has adopted the Max Capital Group Ltd. 2008 Stock Incentive Plan (the “Plan”) pursuant to which awards of restricted common shares of the Company (“Common Shares”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of restricted Common Shares provided for herein (the “Restricted Stock Award”) to the Grantee in recognition of the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of Restricted Stock Award. Pursuant to Section 9 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, Common Shares in the capital of the Company (hereinafter called the “Restricted Stock”).

2.	Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

3.	Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that they will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board.

4.	Vesting.

(a)	Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to [100% of the Restricted Stock on the third anniversary][1] of the Grant Date (the “Vesting Date”); provided, that, except as otherwise provided herein, the Grantee is then serving as a director on the Board. If the Grantee’s service as a director on the Board is terminated at any time prior to the Vesting Date, the unvested Restricted Stock shall automatically be forfeited upon such cessation of service, unless otherwise provided in this Section 4.

(b)	Death, Disability. In the event of the Grantee’s death or upon the Grantee’s removal from the Board on account of Disability (as defined below), a pro rata portion of the Restricted Stock shall vest as of the date of such termination, and all other unvested Restricted Stock shall immediately terminate and be forfeited. The pro rata portion of the Restricted Stock that vests shall be calculated by multiplying the number of shares of Restricted Stock by a fraction, the numerator of which shall equal the number of consecutive days the Grantee has served as a director on the Board from the Grant Date to the date of removal, and the denominator of which shall equal (rounded to the nearest whole number).

For purposes of this Agreement, “Disability” shall mean the removal of the Grantee as a director on the Board upon 30 days’ notice in the event that the Grantee suffers a mental or physical disability that shall have prevented him/her from performing his/her material duties for a period of at least 120 consecutive days or 180 non-consecutive days within any 365 day period; provided, that, the Grantee shall not have returned to full-time performance of his/her duties within 30 days following receipt of such notice.

(c)	Retirement. Upon the Grantee’s Retirement, vesting shall continue according to the schedule set forth in Section 4(a) as if the Grantee continued to serve as a director on the Board.

For purposes of this Agreement, “Retirement” shall be defined as the Grantee’s termination of service as a director on the Board on account of his/her voluntary resignation, death or Disability if the sum of the Grantee’s age and years of service as a director on the Board equals at least 55.

(d)	Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), all Restricted Stock shall automatically become vested and immediately nonforfeitable in full.

5.	Rights as Shareholder; Dividends. The Grantee shall be the record owner of the Restricted Shares unless and until such Common Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, while the Restricted Shares are held in custody.

[1]	The Compensation Committee (the “Committee”) of the Company’s Board of Directors may include a different vesting period or a pro rata vesting provision in certain awards.

6.	Compliance with Laws and Regulations. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed at the time of such issuance or transfer.

7.	No Right to Continued Service. Nothing in this Agreement shall confer upon the Grantee any right to continue to serve the Company or shall affect the right of the Company to terminate the Grantee’s service as a director.

8.	Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton HM 11

Bermuda

If to the Grantee, at the Grantee’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

9.	Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

10.	Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

11.	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.

12.	Amendment of Restricted Stock Award. Subject to Section 14 of this Agreement, the Committee at any time and from time to time may amend the terms of this Restricted

Stock Award; provided, however, the Grantee’s rights under this Restricted Stock Award shall not be materially and adversely affected by any such amendment without the Grantee’s consent.

13.	Adjustments. This Restricted Stock Award is subject to adjustment pursuant to Section 12 of the Plan.

14.	Governing Law; Modification. This Agreement shall be governed by the laws of the state of New York without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

15.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

16.	Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

17.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

18.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth below.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:
Date:

GRANTEE

By:
Name:
Date: